Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD THIRD QUARTER 2012 RESULTS

Revenue up 5.4% sequentially and 18.2% year-over-year;

Reaffirms full-year revenue guidance and increases full-year EPS expectations

TEANECK, N.J., November 7, 2012 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its third quarter 2012 financial results.

Highlights – Third Quarter 2012

•	Quarterly revenue rose to $1.892 billion, up 5.4% sequentially and 18.2% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.91, compared to $0.73 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.97, compared to $0.80 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.01 in net non-operating foreign currency exchange loss.

•	Net headcount addition for the quarter was approximately 5,100.

Revenue for the third quarter of 2012 rose to $1.892 billion, up 18.2% from $1.601 billion in the third quarter of 2011. GAAP net income was $276.9 million, or $0.91 per diluted share, compared to $227.1 million, or $0.73 per diluted share, in the third quarter of 2011. Diluted earnings per share on a non-GAAP basis was $0.97. GAAP operating margin for the quarter was 18.8%. Excluding stock-based compensation expense of $22.3 million, non-GAAP operating margin was 20.0%, in line with the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Cognizant’s strong results reaffirm the acceptance of our value proposition that helps clients address the dual mandate of driving efficiency and effectiveness in their core business while investing in innovation and business transformation for long-term growth,” said Francisco D’Souza, Chief Executive Officer. “Our consulting-led approach, intimate client relationships, deep domain knowledge and robust execution give us the confidence to deliver revenue growth of at least 20% in 2012.”

“We are pleased that our growth was broad-based across services and geographies,” said Gordon Coburn, President. “Of particular note this quarter is the performance of our newer service offerings of Consulting, Business Process Outsourcing and IT Infrastructure Services. On a combined basis, these services have been growing materially faster than company average, and this quarter comprised nearly 20% of total revenue. They will continue to be important drivers of our long-term growth as each represents a large addressable market with low penetration of the global delivery model.”

2012 Outlook – Fourth Quarter and Full Year

The Company is providing the following guidance:

•	Fourth quarter 2012 revenue anticipated to be at least $1.94 billion.

•	Fourth quarter 2012 diluted EPS expected to be $0.91 on a GAAP basis and $0.97 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	Fiscal 2012 revenue expected to be at least $7.34 billion, up at least 20% compared to 2011.

•	Fiscal 2012 diluted EPS expected to be at least $3.42 on a GAAP basis, and $3.69 on a non-GAAP basis, which excludes estimated stock-based compensation expense.

•	EPS guidance excludes any fourth quarter non-operating foreign currency exchange gain or loss.

“Our financial model continues to allow us to deliver robust top-line growth with stable margins, while investing in our next generation of services to ensure long-term strength,” said Karen McLoughlin, Chief Financial Officer. “Despite the recent appreciation of the Indian Rupee, we remain confident in our ability to maintain our non-GAAP operating margin within our stated 19-20% range. Our extensive India Rupee hedge program, which now totals approximately $3.7 billion, helps mitigate the impact of such volatility on our operating margins. In addition, strong cash flows during the quarter allowed us to increase our cash and investment balances by almost $300 million to over $2.6 billion.”

Conference Call

Cognizant will host a conference call November 7, 2012 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2012 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 33259675.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering 33259675 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Wednesday, November 21, 2012. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 150,400 employees as of September 30, 2012, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$1,891,688	$1,600,954	$5,398,257	$4,457,449
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,111,898	924,886	3,127,307	2,567,933
Selling, general and administrative expenses	384,951	353,161	1,155,900	976,209
Depreciation and amortization expense	39,453	29,905	109,807	84,982

Income from operations	355,386	293,002	1,005,243	828,325

Other income (expense), net:
Interest income	12,041	9,970	33,097	28,381
Other, net	(3,044)	(15,008)	(16,588)	(10,637)

Total other income (expense), net	8,997	(5,038)	16,509	17,744

Income before provision for income taxes	364,383	287,964	1,021,752	846,069
Provision for income taxes	87,482	60,845	249,268	202,578

Net income	$276,901	$227,119	$772,484	$643,491

Basic earnings per share	$0.93	$0.75	$2.56	$2.12

Diluted earnings per share	$0.91	$0.73	$2.52	$2.07

Weighted average number of common shares outstanding—Basic	299,058	302,723	301,571	303,584

Weighted average number of common shares outstanding—Diluted	303,132	309,297	306,555	310,859

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,324,739	$1,310,906
Short-term investments	1,307,009	1,121,358
Trade accounts receivable, net of allowances of $27,370 and $24,658, respectively	1,363,454	1,179,043
Unbilled accounts receivable	213,741	139,627
Deferred income tax assets, net	166,164	109,042
Other current assets	166,424	225,530

Total Current Assets	4,541,531	4,085,506
Property and equipment, net	878,561	758,034
Goodwill	301,403	288,772
Intangible assets, net	87,583	97,616
Deferred income tax assets, net	154,927	164,192
Other noncurrent assets	143,034	113,813

Total Assets	$6,107,039	$5,507,933

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$111,420	$72,205
Deferred revenue	116,427	105,713
Accrued expenses and other current liabilities	1,047,741	1,031,787

Total Current Liabilities	1,275,588	1,209,705
Deferred income tax liabilities, net	4,593	3,339
Other noncurrent liabilities	254,488	342,003

Total Liabilities	1,534,669	1,555,047

Stockholders’ Equity	4,572,370	3,952,886

Total Liabilities and Stockholders’ Equity	$6,107,039	$5,507,933

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,				Three Months Ended September 30,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP
Income from operations	$355,386	$22,261	(a)	$377,647	$293,002	$24,500	(c)	$317,502

Operating margin	18.8%	1.2	%(a)	20.0%	18.3%	1.5	%(c)	19.8%

Diluted earnings per share	$0.91	$0.06	(e)	$0.97	$0.73	$0.07	(e)	$0.80

	Nine Months Ended September 30,				Nine Months Ended September 30,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP
Income from operations	$1,005,243	$79,911	(b)	$1,085,154	$828,325	$64,244	(d)	$892,569

Operating margin	18.6%	1.5	%(b)	20.1%	18.6%	1.4	%(d)	20.0%

Diluted earnings per share	$2.52	$0.20	(e)	$2.72	$2.07	$0.16	(e)	$2.23

Notes:

(a)	Adjustment to exclude stock-based compensation of $22,261 from income from operations of which $3,889 was reported in cost of revenues and $18,372 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $79,911 from income from operations of which $12,653 was reported in cost of revenues and $67,258 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $24,500 from income from operations of which $3,990 was reported in cost of revenues and $20,510 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $64,244 from income from operations of which $11,139 was reported in cost of revenues and $53,105 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended September 30, 2012
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$788,439	41.7%	7.0%	20.2%
Healthcare	483,109	25.5%	-0.2%	12.4%
Manufacturing/Retail/Logistics	396,557	21.0%	10.6%	27.9%
Other	223,583	11.8%	3.8%	8.9%

Total Revenue	$1,891,688		5.4%	18.2%

Revenue by Geography:
North America	$1,504,706	79.5%	4.9%	20.3%
United Kingdom	195,538	10.3%	6.9%	6.4%
Rest of Europe	107,110	5.7%	7.4%	0.2%

Europe—Total	302,648	16.0%	7.1%	4.1%
Rest of World	84,334	4.5%	8.7%	41.4%

Total Revenue	$1,891,688		5.4%	18.2%

	Nine Months Ended September 30, 2012
				Growth %
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$2,220,048	41.1%		20.8%
Healthcare	1,434,808	26.6%		23.1%
Manufacturing/Retail/Logistics	1,089,962	20.2%		24.0%
Other	653,439	12.1%		13.6%

Total Revenue	$5,398,257			21.1%

Revenue by Geography:
North America	$4,300,399	79.7%		23.7%
United Kingdom	558,854	10.4%		6.9%
Rest of Europe	310,400	5.7%		3.4%

Europe—Total	869,254	16.1%		5.6%
Rest of World	228,604	4.2%		44.2%

Total Revenue	$5,398,257			21.1%